Exhibit 99.1

LAZARD LTD REPORTS FIRST-QUARTER 2021 RESULTS

Operating revenue up 15% with strong momentum across our businesses	Record quarter-end assets under management of $265 billion	Returned $237 million of capital to shareholders in first quarter

NEW YORK, April 30, 2021 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $648 million for the quarter ended March 31, 2021. Net income, as adjusted2, was $101 million, or $0.87 per share (diluted) for the quarter.

First-quarter 2021 net income on a U.S. GAAP basis was $87 million, or $0.75 per share (diluted).

“We are well positioned for the year ahead with record assets under management and high levels of activity across Financial Advisory in a strengthening macroeconomic environment,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “As the rollout of COVID-19 vaccines expands, and fiscal and monetary stimulus take effect, confidence is growing among business leaders and investors globally.”

($ in millions, except per share data and AUM)	Quarter Ended March 31,
	2021	2020	%’21-’20
Net Income
U.S. GAAP	$87	$64	36%
Per share, diluted	$0.75	$0.56	34%
Adjusted[2]	$101	$67	52%
Per share, diluted	$0.87	$0.58	50%

Operating Revenue[1]
Total operating revenue	$648	$563	15%
Financial Advisory	$317	$295	8%
Asset Management	$328	$269	22%

AUM ($ in billions)
Period End	$265	$193	37%
Average	$261	$222	18%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on pages 11-12.

OPERATING REVENUE

Operating revenue was $648 million for the quarter ended March 31, 2021, 15% higher than the first quarter of 2020.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

Financial Advisory operating revenue was $317 million for the first quarter of 2021, 8% higher than the first quarter of 2020.

During and since the first quarter of 2021, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): The Special Committee of the Board of Brookfield Property Partners in Brookfield Asset Management’s acquisition of 100% of BPY units, valuing BPY at $71.8 billion; The Special Committee of the Board of VMware in Dell’s $52.5 billion spin-off of its 81% equity stake in the company and VMware’s payment of a special cash dividend; Altice Europe in the $48.5 billion take-private offer by Patrick Drahi, and its $6.3 billion sale of its French towers to Cellnex; The Special Committee of the Board of Athene in Athene’s $11 billion merger with Apollo; Stonepeak’s $8.1 billion acquisition of Astound Broadband from TPG; M&T Bank’s $7.6 billion acquisition of People’s United Financial; Kimco Realty in its $5.9 billion merger with Weingarten Realty Investors; G4S on the £3.8 billion recommended cash offer from Allied Universal; Natixis in the €3.7 billion acquisition of the remaining 29.3% stake in the company by BPCE; Goodyear Tire & Rubber’s $2.5 billion acquisition of Cooper Tire & Rubber; Servier’s $2.0 billion acquisition of Agios Pharmaceuticals’ oncology business; and Five Prime Therapeutics’ $1.9 billion sale to Amgen.

Lazard has one of the world’s preeminent restructuring practices, with a long track record of successfully advising businesses and governments. During and since the first quarter of 2021, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: Abengoa; AccorInvest; Assured Guaranty in connection with Puerto Rico’s restructuring; Belk; Cinepolis; CorpGroup; Debenhams; Diamond Offshore Drilling; Europcar; Express; Garrett Motion; NMC Health; Peabody; Premier Oil; Seadrill Limited; Ursa Piceance; and Valaris.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the first quarter of 2021, or continued to advise or completed since March 31, 2021, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Asset Management operating revenue was $328 million for the first quarter of 2021, 22% higher than the first quarter of 2020.

Management fees and other revenue was $295 million, 10% higher than the first quarter of 2020, and 4% higher than the fourth quarter of 2020.

Average AUM for the first quarter of 2021 was $261 billion, 18% higher than the first quarter of 2020, and 6% higher than the fourth quarter of 2020.

AUM as of March 31, 2021, was $265 billion, up 2% from December 31, 2020, and up 37% from March 31, 2020. The sequential increase from December 31, 2020 was driven by market appreciation of $12.5 billion, partially offset by foreign exchange depreciation of $4.6 billion and net outflows of $1.7 billion.

Incentive fees during the period were $33 million, compared to $2 million for the first quarter of 2020.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the first quarter of 2021, we accrued adjusted compensation and benefits expense1 at an adjusted compensation ratio of 59.5%, compared to the first-quarter 2020 ratio of 60.0%. This resulted in $385 million of compensation and benefits expense, compared to $338 million for the first quarter of 2020.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the first quarter of 2021, adjusted non-compensation expense1 was $102 million, 9% lower than the first quarter of 2020, primarily reflecting lower travel and business development expenses.

The ratio of adjusted non-compensation expense to operating revenue was 15.8% for the first quarter of 2021, compared to 20.0% for the first quarter of 2020.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $41 million for the first quarter of 2021. The effective tax rate, on an adjusted basis, was 28.6% for the first quarter of 2021, compared to 28.8% for the first quarter of 2020 and 20.2% for the full year of 2020.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In the first quarter of 2021, Lazard returned $237 million to shareholders, which included: $49 million in dividends; $123 million in share repurchases of our common stock; and $65 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

As of March 31, 2021, we have repurchased 2.9 million shares of our common stock at an average price of $42.30 per share.

On April 29, 2021, our Board of Directors authorized additional share repurchases of up to $300 million, which expires as of December 31, 2022, bringing our total outstanding share repurchase authorization to $439 million.

On April 29, 2021, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on May 21, 2021, to stockholders of record on May 10, 2021.

Lazard’s financial position remains strong. As of March 31, 2021, our cash and cash equivalents were $975 million, and stockholders’ equity related to Lazard’s interests was $765 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Friday, April 30, 2021, to discuss the company’s financial results for the first quarter of 2021. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 458-4121 (U.S. and Canada) or +1 (323) 794-2093 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT, Friday, April 30, 2021, via the Lazard Investor Relations website at www.lazard.com, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 6389433.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from more than 40 cities across 25 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements, including with respect to the current COVID-19 pandemic, are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

[1]

A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

[2]

First-quarter 2021 adjusted results[1] exclude pre-tax charges of $1.4 million relating to office space reorganization and $9.6 million relating to expenses associated with restructuring and closing of certain offices. On a U.S. GAAP basis, these resulted in a net charge of $13.9 million, or $0.12 (diluted) per share, in the first quarter of 2021.

LAZ-EPE

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2020	March 31, 2020
Total revenue	$679,904	$898,326	$558,157	(24%)	22%
Interest expense	(19,797)	(20,172)	(20,143)

Net revenue	660,107	878,154	538,014	(25%)	23%
Operating expenses:
Compensation and benefits	401,546	524,736	319,755	(23%)	26%
Occupancy and equipment	34,748	33,592	32,198
Marketing and business development	6,651	8,161	20,186
Technology and information services	33,670	36,100	31,358
Professional services	14,948	20,330	14,545
Fund administration and outsourced services	29,279	26,431	26,390
Amortization of intangible assets related to acquisitions	15	436	446
Other	4,960	11,308	9,039

Subtotal	124,271	136,358	134,162	(9%)	(7%)

Benefit pursuant to tax receivable agreement	—	(439)	—

Operating expenses	525,817	660,655	453,917	(20%)	16%

Operating income	134,290	217,499	84,097	(38%)	60%
Provision for income taxes	43,464	22,729	25,766	91%	69%

Net income	90,826	194,770	58,331	(53%)	56%
Net income (loss) attributable to noncontrolling interests	3,526	4,881	(5,691)

Net income attributable to Lazard Ltd	$87,300	$189,889	$64,022	(54%)	36%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	107,291,560	107,316,315	106,303,962	0%	1%
Diluted	115,822,294	115,144,030	114,120,179	1%	1%
Net income per share:
Basic	$0.80	$1.73	$0.59	(54%)	36%
Diluted	$0.75	$1.64	$0.56	(54%)	34%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$974,696	$1,389,876
Deposits with banks and short-term investments	1,014,145	1,134,463
Restricted cash	615,090	44,488
Receivables	739,615	743,141
Investments	782,351	658,532
Goodwill and other intangible assets	381,947	384,071
Operating lease right-of-use assets	492,089	513,923
Deferred tax assets	506,836	538,448
Other assets	702,790	564,919

Total Assets	$6,209,559	$5,971,861

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,239,716	$1,201,150
Accrued compensation and benefits	485,739	734,544
Operating lease liabilities	582,178	606,963
Tax receivable agreement obligation	211,236	221,451
Senior debt	1,683,362	1,682,741
Other liabilities	565,629	525,579

Total liabilities	4,767,860	4,972,428
Commitments and contingencies
Redeemable noncontrolling interests	575,000	—
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	—	135,439
Retained earnings	1,278,907	1,295,386
Accumulated other comprehensive loss, net of tax	(255,711)	(238,368)

Subtotal	1,024,324	1,193,585
Class A common stock held by subsidiaries, at cost	(259,319)	(281,813)

Total Lazard Ltd stockholders’ equity	765,005	911,772
Noncontrolling interests	101,694	87,661

Total stockholders’ equity	866,699	999,433

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$6,209,559	$5,971,861

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	March 31, 2021	December 31, 2020	March 31, 2020	December 31, 2020	March 31, 2020
Revenues:
Financial Advisory	$317,300	$508,626	$294,773	(38%)	8%
Asset Management	327,914	336,152	268,953	(2%)	22%
Corporate	2,648	3,990	(915)	(34%)	N	M

Operating revenue (b)	$647,862	$848,768	$562,811	(24%)	15%

Expenses:
Adjusted compensation and benefits expense (c)	$385,478	$497,260	$337,686	(22%)	14%

Ratio of adjusted compensation to operating revenue	59.5%	58.6%	60.0%
Non-compensation expense (d)	$102,480	$116,568	$112,632	(12%)	(9%)

Ratio of non-compensation to operating revenue	15.8%	13.7%	20.0%
Earnings:
Earnings from operations (e)	$159,904	$234,940	$112,493	(32%)	42%

Operating margin (f)	24.7%	27.7%	20.0%
Adjusted net income (g)	$101,221	$192,444	$66,552	(47%)	52%

Diluted adjusted net income per share	$0.87	$1.66	$0.58	(48%)	50%

Diluted weighted average shares (h)	115,857,922	115,831,033	114,160,044	0%	1%
Effective tax rate (i)	28.6%	11.1%	28.8%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	March 31,	December 31,	March 31,		1Q 2021 vs
	2021	2020	2020	Qtr to Qtr	1Q 2020
Equity:
Emerging Markets	$32,700	$33,254	$27,716	(1.7%)	18.0%
Global	58,560	56,246	39,094	4.1%	49.8%
Local	51,246	48,672	37,496	5.3%	36.7%
Multi-Regional	72,953	71,560	50,335	1.9%	44.9%

Total Equity	215,459	209,732	154,641	2.7%	39.3%
Fixed Income:
Emerging Markets	12,708	13,651	11,424	(6.9%)	11.2%
Global	14,177	11,962	9,100	18.5%	55.8%
Local	5,556	5,600	5,421	(0.8%)	2.5%
Multi-Regional	11,808	12,571	8,376	(6.1%)	41.0%

Total Fixed Income	44,249	43,784	34,321	1.1%	28.9%
Alternative Investments	3,141	2,748	1,902	14.3%	65.1%
Private Equity	1,324	1,420	1,406	(6.8%)	(5.8%)
Cash Management	679	958	778	(29.1%)	(12.7%)

Total AUM	$264,852	$258,642	$193,048	2.4%	37.2%

				Year Ended
	Three Months Ended March 31,			December 31,
	2021	2020		2020
AUM - Beginning of Period	$258,642	$248,239		$248,239
Net Flows	(1,679)	(4,913)		(11,368)
Market and foreign exchange appreciation (depreciation)	7,889	(50,278)		21,771

AUM - End of Period	$264,852	$193,048		$258,642

Average AUM	$261,463	$221,534		$225,361

% Change in average AUM	18.0%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2021	2020	2020
Operating Revenue
Net revenue - U.S. GAAP Basis	$660,107	$878,154	$538,014

Adjustments:
(Revenue) loss related to noncontrolling interests (j)	(6,361)	(8,054)	2,772
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(7,487)	(25,207)	19,637
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(16,710)	(14,647)	(16,384)
Interest expense	18,313	18,522	18,772

Operating revenue, as adjusted (b)	$647,862	$848,768	$562,811

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$401,546	$524,736	$319,755

Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(7,487)	(25,207)	19,637
Expenses associated with restructuring and closing of certain offices (l)	(6,623)	—	—
Compensation related to noncontrolling interests (j)	(1,958)	(2,269)	(1,706)

Compensation and benefits expense, as adjusted (c)	$385,478	$497,260	$337,686

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$124,271	$136,358	$134,162

Adjustments:
Expenses related to office space reorganization (m)	(1,416)	(4,184)	(3,664)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(16,710)	(14,647)	(16,384)
Amortization of intangible assets related to acquisitions	(15)	(436)	(446)
Expenses associated with restructuring and closing of certain offices (l)	(2,971)	—	—
Non-compensation expense related to noncontrolling interests (j)	(679)	(523)	(1,036)

Non-compensation expense, as adjusted (d)	$102,480	$116,568	$112,632

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$134,290	$217,499	$84,097

Adjustments:
Reduction of tax receivable agreement obligation (“TRA”)	—	(439)	—
Expenses related to office space reorganization (m)	1,416	4,184	3,664
Expenses associated with restructuring and closing of certain offices (l)	9,594	—	—
Net (income) loss related to noncontrolling interests (j)	(3,526)	(4,881)	5,691

Pre-tax income, as adjusted	141,774	216,363	93,452
Interest expense	18,313	18,522	18,772
Expenses associated with Special Purpose Acquisition Company and amortization (LAZ only)	(183)	55	269

Earnings from operations, as adjusted (e)	$159,904	$234,940	$112,493

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$87,300	$189,889	$64,022
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”)	—	(439)	—
Expenses related to office space reorganization (m)	1,416	4,184	3,664
Expenses associated with restructuring and closing of certain offices (l)	9,594	—	—
Tax expense (benefit) allocated to adjustments	2,911	(1,190)	(1,134)

Net income, as adjusted (g)	$101,221	$192,444	$66,552

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	115,822,294	115,144,030	114,120,179
Adjustment: participating securities including profits interest participation rights	35,628	687,003	39,865

Diluted Weighted Average Shares Outstanding, as adjusted (h)	115,857,922	115,831,033	114,160,044

Diluted net income per share:
U.S. GAAP Basis	$0.75	$1.64	$0.56
Non-GAAP Basis, as adjusted	$0.87	$1.66	$0.58

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands)	2021	2020	2020
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$34,748	$33,592	$32,198
Marketing and business development	6,651	8,161	20,186
Technology and information services	33,670	36,100	31,358
Professional services	14,948	20,330	14,545
Fund administration and outsourced services	29,279	26,431	26,390
Amortization of intangible assets related to acquisitions	15	436	446
Other	4,960	11,308	9,039

Non-compensation expense - Subtotal - U.S. GAAP Basis	$124,271	$136,358	$134,162

Non-compensation expense - Adjustments:
Occupancy and equipment (j) (l) (m)	($4,185)	($3,419)	($3,733)
Marketing and business development (j) (k) (l)	(205)	(383)	(2,691)
Technology and information services (j) (k) (l)	(14)	155	(435)
Professional services (j) (k) (l) (m)	(1,461)	(4,101)	(1,778)
Fund administration and outsourced services (j) (k)	(15,270)	(12,114)	(12,120)
Amortization of intangible assets related to acquisitions	(15)	(436)	(446)
Other (j) (k) (m)	(641)	508	(327)

Subtotal Non-compensation adjustments	($21,791)	($19,790)	($21,530)

Non-compensation expense, as adjusted:
Occupancy and equipment	$30,563	$30,173	$28,465
Marketing and business development	6,446	7,778	17,495
Technology and information services	33,656	36,255	30,923
Professional services	13,487	16,229	12,767
Fund administration and outsourced services	14,009	14,317	14,270
Amortization of intangible assets related to acquisitions	—	—	—
Other	4,319	11,816	8,712

Non-compensation expense, as adjusted (d)	$102,480	$116,568	$112,632

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) (revenue) loss related to noncontrolling interests (see (j) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), and (iv) interest expense primarily related to corporate financing activities.

(c)

A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three month period ended March 31, 2021, expenses associated with restructuring and closing of certain offices (see (l) below), and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)

A non-GAAP measure which excludes (i) expenses related to office space reorganization (see (m) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iii) amortization of intangible assets related to acquisitions, (iv) for the three month period ended March 31, 2021, expenses associated with restructuring and closing of certain offices (see (l) below), and (v) expenses related to noncontrolling interests (see (j) below).

(e)

A non-GAAP measure which excludes (i) for the three month period ended December 31, 2020, a benefit relating to the reduction in our Tax Receivable Agreement obligation, (ii) expenses related to office space reorganization (see (m) below), (iii) for the three month period ended March 31, 2021, expenses associated with restructuring and closing of certain offices (see (l) below), (iv) net revenue and expenses related to noncontrolling interests (see (j) below), and (v) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)

A non-GAAP measure which excludes (i) for the three month period ended December 31, 2020, a benefit relating to the reduction in our Tax Receivable Agreement obligation, (ii) expenses related to office space reorganization (see (m) below), and (iii) for the three month period ended March 31, 2021, expenses associated with restructuring and closing of certain offices (see (l) below), net of tax expense (benefits).

(h)

A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $40,553, $23,919, and $26,900 for the three month periods ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively, and the denominator of which is pre-tax income of $141,774, $216,363 and $93,452 for the three month periods ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively.

(j)	Noncontrolling interests include revenue and expenses related to Edgewater and ESC funds.
(k)

Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l)	Expenses associated with restructuring and closing of certain offices.
(m)	Represents incremental rent expense, building depreciation, impairment losses, and legal fees related to office space reorganization.

NM	Not meaningful